UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011

WELLS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact name of registrant specified in its charter)

Maryland	000-51262	20-0068852
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

6200 The Corners Parkway
Norcross, Georgia 30092-3365
(Address of principal executive offices)

Registrant's telephone number, including area code: (770) 449-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 12, 2011, the board of directors of Wells Real Estate Investment Trust II, Inc. (the “Company”) approved an amendment to its share redemption program (the “SRP”). The amendment provides that the price that the Company will pay to redeem a share pursuant to an “Ordinary Redemption” is $6.25. “Ordinary Redemptions” are redemptions made other than within two years of a stockholder's death or “qualifying disability” and not made in connection with a stockholder's (or stockholder's spouse) qualifying for federal assistance for confinement to a long-term care facility. “Ordinary Redemptions” were previously redeemed at a price of $5.50 per share.

The amendment to the SRP is effective as of December 12, 2011. The full text of the Fifth Amended and Restated Share Redemption Program is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits

4.4    Fifth Amended and Restated Share Redemption Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: December 12, 2011	By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President

EXHIBIT INDEX

Exhibit No.        Description

Ex. 4.4            Fifth Amended and Restated Share Redemption Program